Exhibit 99.1

Orbital Energy Group Reports First Quarter 2021
Financial Results

First Quarter Revenues Increased 67% Year over Year
as Total Backlog Grew to $62.1 million

HOUSTON, May 17, 2021 -- Orbital Energy Group, Inc. (Nasdaq: OEG) (“Orbital Energy” or the “Company”) today reported unaudited financial results for the three months ended March 31, 2021.

Financial and Operating Highlights:

●	Reported total revenues of $9.5 million for the first quarter of 2021, a 67% increase compared to $5.7 million for the first quarter of 2020;

●

Gross loss was $1.3 million for the first quarter of 2021, compared to gross profit of $0.6 million for the first quarter of 2020, the decrease was attributable to ramp-up costs at Orbital Power Services, start-up costs at Eclipse Foundation Group as well as the addition of Orbital Solar Services;

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The Company expects improvement in margins during 2021 as Orbital Power Services continues to gain efficiencies and increase revenues, Orbital Telecom Services starts to contribute, larger Orbital Solar Services solar projects begin, and companies continue to learn to cope with the COVID-19 pandemic;

●

Operating loss was $17.3 million for the first quarter of 2021, compared to $7.1 million for the first quarter of 2020, mainly due to higher SG&A expenses associated with Orbital Solar and Orbital Power Service, start-up costs for Eclipse Foundation Group and $2.6 million of employee and director stock-based compensation expense;

●	Held Cash and cash equivalents of $34.7 million and Restricted cash of $1.2 million as of March 31, 2021;

●	Total backlog was $62.1 million at March 31, 2021, up from $40.4 million at December 31, 2020, reflecting backlog growth across both operating segments;

●

Launched, Eclipse Foundation Group, a drilled shaft foundation construction company that specializes in providing services to the electric transmission and substation, industrial, communication towers and disaster restoration market sectors, with expertise in water, marsh and rock terrains;

●	Raised $45 million in equity capital, before costs and fees, to accelerate growth both organically and through strategic acquisitions;

●

Orbital Solar Services was named the engineering, procurement, and construction ("EPC") company "of choice" for the newly-formed Black Sunrise Half Century Fund, which over the next three years expects to build over 1 gigawatt of solar power with a beginning investment of $725 million; and

●

Subsequent to quarter end, completed the acquisition of 100% of the capital stock of Gibson Technical Service, Inc. ("GTS"), an Atlanta-based telecommunications company providing diversified telecommunications services nationally since 1990.

Commentary

“Immediately following the first quarter, we completed the acquisition of Gibson Technical Services, which provides a strong platform for our entry into the telecommunication infrastructure market,” said Jim O'Neil, vice chairman and CEO of Orbital Energy Group. “Simultaneously, the first quarter launch of our new subsidiary, Eclipse Foundation Group, expanded our capabilities in electric power transmission and distribution services. These were both key milestones in the continued transformation of Orbital Energy Group into a diversified infrastructure services provider. Looking ahead, we will continue to pursue strategic acquisitions, targeting well established service providers to the electric power and telecommunications infrastructure markets, while also driving organic growth from our existing operations. By following this course, we believe we are on a clear path to profitability while building increasing value for our shareholders.”

Conference Call

Management will host a conference call today, May 17, 2021 at 8:30 AM ET to discuss these results as well as recent corporate developments. After management's opening remarks, there will be a question-and-answer period. To access the call, please dial (888) 734-0328 or (678) 894-3054 and provide conference ID 9861705. A live webcast of the conference call and accompanying slide presentation can be accessed via the Investor Relations/Events & Presentations section of the Orbital Energy website (www.orbitalenergygroup.com).

For those unable to attend the live call, a telephonic replay will be available until June 2, 2021. To access the replay of the call dial (855) 859-2056 or (404) 537-3406 and provide conference ID 9861705. An archived copy of the webcast and slide presentation will also be available via the link provided above.

About Orbital Energy Group

Orbital Energy Group, Inc. (Nasdaq: OEG) is creating a diversified energy services platform through the acquisition and development of innovative companies. Orbital Energy's group of businesses includes: Orbital Power Services, Orbital Solar Services, Orbital Telecom Services and Orbital Gas Systems. Orbital Power Services provides engineering, construction, maintenance and emergency response solutions to the power, utilities and midstream markets. Orbital Solar Services provides engineering, procurement and construction ("EPC") expertise in the renewable energy industry and established relationships with solar developers and panel manufacturers in the utility scale solar market. Orbital Telecom Services, operating as Gibson Technical Services, has nationwide locations equipped to effectively support multi-vendor OEM technology environments and outside plant construction operations on an as-needed basis with specialized services in broadband, wireless, outside plant and building technologies, including healthcare. Orbital Gas Systems is a 30-year leader in innovative gas solutions, serving the energy, power and processing markets through the design, installation and commissioning of industrial gas sampling, measurement and delivery systems. As a publicly traded company, Orbital Energy is dedicated to maximizing shareholder value. But most important, our commitment to conduct business with a high level of integrity, respect, and philanthropic dedication allows the organization to make a difference in the lives of their customers, employees, investors and global community.

For more information please visit: www.orbitalenergygroup.com

Important Cautions Regarding Forward Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The Company may experience significant fluctuations in future operating results due to a number of economic, competitive, and other factors, including, among other things, our reliance on third-party manufacturers and suppliers, government agency budgetary and political constraints, new or increased competition, changes in market demand, and the performance or reliability of our products. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the Company and its operations, are included in certain forms the Company has filed with the Securities and Exchange Commission.

Investor Relations:
KCSA Strategic Communications
David Hanover
T: 212-896-1220
orbital@kcsa.com

Orbital Energy Group, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
(in thousands, except share and per share amounts)	2021	2020

Assets:
Current Assets:
Cash and cash equivalents	$34,733	$3,046
Restricted cash - current	153	452
Trade accounts receivable, net of allowance of $1,208 and $1,227 at March 31, 2021 and December 31, 2020, respectively	6,840	8,487
Inventories	974	1,123
Contract assets	4,200	7,860
Note receivable, current portion	520	44
Prepaid expenses and other current assets	3,016	3,786
Total current assets	50,436	24,798

Property and equipment, less accumulated depreciation of $2,484 and $2,158 at March 31, 2021 and December 31, 2020, respectively	8,669	6,395
Investment	1,063	1,063
Right of use assets - Operating leases	9,264	7,054
Goodwill	7,006	7,006
Other intangible assets, net	14,221	13,697
Restricted cash	1,026	1,026
Note receivable	3,091	3,602
Deposits and other assets	170	1,404
Total assets	$94,946	$66,045

Liabilities and Stockholders' Equity:
Current Liabilities:
Accounts payable	$4,141	$9,913
Notes payable, current	16,798	12,246
Line of credit	—	441
Operating lease obligations - current portion	2,348	1,784
Accrued expenses	4,703	5,882
Contract liabilities	4,024	6,810
Total current liabilities	32,014	37,076
Notes payable, less current portion	8,756	5,056
Operating lease obligations, less current portion	6,636	5,211
Contingent consideration	720	720
Other long-term liabilities	2,720	835
Total liabilities	50,846	48,898

Commitments and contingencies

Stockholders' Equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized; no shares issued at March 31, 2021 or December 31, 2020	—	—
Common stock, par value $0.001; 325,000,000 shares authorized; 46,839,982 shares issued and 46,486,919 shares outstanding at March 31, 2021 and 31,029,642 shares issued and 30,676,579 shares outstanding at December 31, 2020	47	31
Additional paid-in capital	216,527	171,616
Treasury stock at cost; 353,063 shares held at March 31, 2021 and December 31, 2020	(413)	(413)
Accumulated deficit	(167,633)	(149,681)
Accumulated other comprehensive loss	(4,428)	(4,406)
Total stockholders' equity	44,100	17,147
Total liabilities and stockholders' equity	$94,946	$66,045

Orbital Energy Group, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months
(in thousands, except share and per share amounts)	Ended March 31,
	2021	2020

Revenues	$9,491	$5,688

Cost of revenues	10,797	5,129

Gross (loss) profit	(1,306)	559

Operating expenses:
Selling, general and administrative expense	14,460	7,192
Depreciation and amortization	1,515	407
Research and development	1	17
(Recovery) provision for bad debt	(19)	6

Total operating expenses	15,957	7,622

Continuing loss from operations	(17,263)	(7,063)

Other (expense) income	63	(1,032)
Interest expense	(736)	(11)

Loss from continuing operations before income taxes and equity in net loss of affiliate	(17,936)	(8,106)
Net loss of affiliate	—	(446)
Loss from continuing operations before taxes	(17,936)	(8,552)

Income tax expense (benefit)	16	(1,600)

Loss from continuing operations, net of income taxes	(17,952)	(6,952)

Discontinued operations
Loss from operations of discontinued power and electromechanical businesses	—	(486)
Income tax benefit	—	(57)
Loss from discontinued operations, net of income taxes	—	(429)

Net loss	$(17,952)	$(7,381)

Basic and diluted weighted average common shares outstanding	44,564,868	28,420,730

Loss from continuing operations per common share - basic and diluted	$(0.40)	$(0.24)

Loss from discontinued operations - basic and diluted	0.00	(0.02)

Loss per common share - basic and diluted	$(0.40)	$(0.26)

Orbital Energy Group, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Three Months
(in thousands)	Ended March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(17,952)	$(7,381)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	316	154
Amortization of intangibles	1,431	332
Amortization of note receivable discount	(74)	(69)
Stock issued and stock to be issued for compensation, royalties and services	2,559	3
Change in fair value related to stock appreciation rights	1,908	—
Amortization of debt discount	140	—
Loss on extinguishment of debt	250	—
Non-cash loss on equity method investment in affiliate	—	446
(Recovery) provision for bad debt	(19)	6
Deferred income taxes	—	10
Inventory reserve	(72)	(113)
Non-cash unrealized foreign currency losses	(100)	1,256
Change in operating assets and liabilities:
Trade accounts receivable	1,689	1,502
Inventories	225	(1,839)
Contract assets	156	(480)
Prepaid expenses and other current assets	783	(875)
Right of use assets - Operating leases	(2,209)	(703)
Deposits and other assets	—	(874)
Accounts payable	(4,343)	301
Operating lease liabilities	1,987	581
Accrued expenses	1,286	(245)
Contract liabilities	(1,443)	264
NET CASH USED IN OPERATING ACTIVITIES	(13,482)	(7,724)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2,946)	(1,278)
Cash paid for working capital adjustment on Power group disposition	—	(2,804)
Purchase of other intangible assets	(692)	(4)
Purchase of convertible notes receivable	—	(200)
Cash paid for related party note receivable	—	(3,000)
Purchase of investment	—	(97)
Proceeds from notes receivable	100	—
NET CASH USED IN INVESTING ACTIVITIES	(3,538)	(7,383)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on line of credit	(441)	—
Payments on financing lease obligations	(1)	(1)
Proceeds from notes payable	9,701	—
Payments on notes payable	(3,238)	(428)
Proceeds from sales of common stock	42,376	—
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	48,397	(429)

Effect of exchange rate changes on cash	11	(48)
Net increase (decrease) in cash, cash equivalents and restricted cash	31,388	(15,584)
Cash, cash equivalents and restricted cash at beginning of period	4,524	23,351

CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$35,912	$7,767

Reconciliation of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) are non-GAAP financial measures and are reconciled in the table below. These non-GAAP financial measures do not represent funds available for management's discretionary use and are not intended to represent cash flow from operations. EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) should not be construed as a substitute for net loss or as a better measure of liquidity than cash flow from operating activities, which is determined in accordance with United States generally accepted accounting principles ("GAAP"). EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) exclude components that are significant in understanding and assessing the company's results of operations and cash flows. In addition, EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) are not terms defined by GAAP and as a result our measure of EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) might not be comparable to similarly titled measures used by other companies. However, EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) are used by management to evaluate, assess and benchmark the company's operational results and the company believes EBITDA, Adjusted EBITDA, and Adjusted Net Income (loss) are relevant and useful information which are often reported and widely used by analysts, investors and other interested parties in the Company's industry. Accordingly, the Company is disclosing this information to permit a more comprehensive analysis of its operating performance, to provide an additional measure of performance and liquidity and to provide additional information with respect to the Company's ability to meet future debt service, capital expenditure and working capital requirements. Adjusted Net Income (loss) eliminates the amortization expenses associated with intangible assets acquired with Orbital Gas Systems Limited and Orbital Solar Services as well as non-cash expenses associated with impairments, non-cash gains and losses related to the Company's equity method investment in VPS and stock-based compensation, royalties and services during the period.

(in thousands)	For the Three Months Ended
(Unaudited)	March 31,
	2021	2020
EBITDA:
Net loss	$(17,952)	$(7,381)
Plus Interest expense	736	11
Plus: Income tax expense (benefit)	16	(1,657)
Plus: Depreciation and amortization	1,747	486
EBITDA	$(15,453)	$(8,541)

Adjusted EBITDA:
Plus: Bad debt	(19)	6
Plus: Stock-based compensation	2,559	3
Plus: Non-cash loss on equity method investment in VPS	—	446
Adjusted EBITDA	$(12,913)	$(8,086)

Adjusted net income (loss):

Net loss	$(17,952)	$(7,381)
Plus: Amortization expense of Orbital U.K. and Orbital Solar Services acquisition intangibles	1,332	196
Plus: Stock-based compensation	2,559	3
Plus: Non-cash loss on equity method investment in VPS	—	446
Adjusted net loss	$(14,061)	$(6,736)